                                                                     EXHIBIT 6.2


                             [SUREQUEST LETTERHEAD]

PROPOSAL:

                              BEN E. KEITH COMPANY
                          Service Bureau for Healthcare
                                  Provided by:
                           SUREQUEST CUSTOM SOLUTIONS

INITIALIZATION FEE: (One-Time Fee)                                       $18,000

Master Ben E. Keith Product/Ingredient File*
Master Recipe File
Master Menu File

         * This proposal is contingent on the premise that all branches use the same standardized item numbers to identify products.

         * This proposal is contingent on participation of all (7) Ben E. Keith branches.

TRAINING: TWO (2) Sessions (1 day each) "Train the Trainer" Program

         To be conducted at Ben E. Keith's Corporate Training Center or at a location(s)* chosen by Ben E. Keith.

         * Training conducted outside of Dallas or Tarrant County(s) will require reimbursement to SureQuest for trainers' travel and expenses.

         Representation from each branch (Maximum 2 per branch)

         ** Additional training as needed; where needed @ $300.00/day plus trainers' travel and expenses.

BRANCH FOOD SHOWS:

         In order to facilitate a closer working relationship with sales personnel and promote the marketing effort of the service provided, SureQuest will participate in ONE Branch Food Show Per Year per Branch. There will be no additional charges to Ben E. Keith Company for these events. There should be no charge to SureQuest for "booth space" at these shows.

SALES MEETINGS: "WORK-WITH" ARRANGEMENTS: SPECIAL PRESENTATIONS:

         Scheduled as needed @ $300/day plus trainers' travel & expenses. If a branch does not hold a Food Show or so chooses, the branch may elect to substitute a "No Charge Work-With", etc. for the "No Charge Food Show".

TRADE SHOWS:

         SureQuest will participate in TWO major "Trade Show" events of Ben E. Keith Company's choice per year. There will be no charge to Ben E. Keith Company for SureQuest's participation. Additional "Trade Shows" requested by Ben E. Keith Company will be charged at a fee of $300/day plus travel and expenses incurred. There should be no charges to SureQuest for booth or other trade show expenses.

================================================================================

MONTHLY SERVICE CHARGES:

BRANCH MAINTENANCE/SERVICE CHARGE:                                    /mo/Branch

The minimum combined Branch Maintenance/Service charge will be no less than /month.)

         Maintain Branch Recipe & Menu Files
         Maintain Branch Price updates
         Maintain (800) Information Line
         Submit a "Buying Worksheet" Listing
              (As required by Account/Plan)
         Deliver Print-Outs to Branches
              (Monthly or as Required by Plan)

ACCOUNT CHARGES: (See Detail on Attached Sheet)

         Standard Menu Plan                                        /mo/Account
         Flex Menu Plan                                            /mo/Account
         Custom Menu Plan                                          /mo/Account


All "Menu Plans" are based on 28 Day Menu Cycle, changed and printed semi-annually. All "Menu Plans" include NUTRITIONAL ANALYSIS, COST ANALYSIS, DAILY MENU GUIDES FOR DIET MODIFICATIONS AND A PRODUCTION RECIPE BOOK.

OPTIONAL ACCOUNT SERVICES & CHARGES:

         Monthly Print Outs                                       /mo/Account
         Individualized Order Guide                               /mo/Account
         Individualized Daily Production Guide                    /mo/Account
         Include Snacks in Menu                                   /mo/Account
         Menus for Holidays & Special Days                        /mo/Account
         Extra Diet Modifications*                                 Ea/mo/Account
         * Not available on "Standard Plan"

CUSTOM NUTRITIONAL ANALYSIS SERVICE: (See Attached for Details)

         General Menu                                        /Day/Account
         Diet Modifications (after General)                  /Diet/Day/Account
         Recipes                                             /Recipe/Account

The above listed prices shall remain in force for one calendar year (12 months) from the date of this agreement. SureQuest will have the option of increasing these prices at the end of calendar year by an amount not to exceed TEN PERCENT (10%) per annum per item.

                                 ADMINISTRATION

DELIVERY:

Menus & supporting materials for each account will be packaged and identified and delivered to the appropriate Ben E. Keith Branch a minimum of five delivery days prior to the end of each month. It will be Ben E. Keith's responsibility to insure the delivery of the materials to each account prior to the end of the month. Time is of the essence in this contract. Failure of Ben E. Keith to deliver prior to the end of the month which necessitates delivery by SureQuest to an account will result in charge to the responsible branch office of a $50.00 "reprint fee" plus shipping charge(s).

TERMS:

Initialization Fee is to be paid to SureQuest upon agreement and before work can begin on building Master Files.

Branch Monthly Service/Maintenance Fees are due on the first day of the month following the date of the agreement. In the event the date of the agreement falls within the last ten days of the month of the agreement, the first monthly fees will be due on the first day of the second month following the date of the agreement. All subsequent monthly fees are due on the first of each month.

The first month's Account Service Fees are due upon submission of the account to SureQuest for Service. All subsequent monthly account fees are due on the first of the month following the first month's service. With the exception of the "Standard Menu Plan" a MINIMUM of THREE MONTHS service charges will be required for each account.

         A "Re-Instatement Fee" will be charged to any account which "discontinues" the service within a six month cycle, and wishes to resume the service within a ONE YEAR PERIOD. The re-instatement fee will the equivalent of the monthly fees that would have been charged during that cycle.

All material provided to the Ben E. Keith Company by SureQuest remains the property of SureQuest and may not be reproduced or distributed without the knowledge and written consent of SureQuest. This is not to limit an account "registered" with SureQuest from the ability to reproduce the materials as needed to perform daily operations.

SureQuest will invoice each Ben E. Keith Branch individually for the amounts due each month.

INDEMNITY:

SureQuest warrants that all data pertaining to the nutritional value of foods used within the system has been obtained or will be obtained from nutritional databases maintained and warranted by the manufacturer of third party software sources, manufacturers of food items, governments publications on the nutritional value of foods, independent laboratory analysis or from such other sources which in the opinion of SureQuest are recognized as credible, and that to the best of SureQuest's knowledge, information and belief, all such data is accurate and current. SureQuest further warrants that all nutrient information pertaining to manufacturers' food items, including tradename items, have been obtained from manufacturers's published information on the nutrient values and were assumed to be public domain. Brand names are used only to help in food identification and not to promote or endorse products.

In no event will SureQuest be liable for any injury due to the negligence of Ben
E. Keith Company and/or any Account of Ben E. Keith Company subscribing to this service. Ben E. Keith agrees that it will indemnify and hold harmless SureQuest from any action for negligence or in tort or contract and that the Ben E. Keith Company will provide a defense which shall include all attorney fees, direct and indirect expenses incurred because of any said claims for negligence arising pursuant to this agreement. It is not, however, the intention or agreement of the parties that Ben E. Keith Company indemnify or hold harmless SureQuest from such part of any injuries, liability or damages which is attributable to its own (i.e. SureQuest's own) negligence.

SERVICE INTERRUPTION:

In order to secure Ben E. Keith against interruption of service, SureQuest agrees to provide to Ben E. Keith and maintain current one copy of the "SureQuest System", which is defined as all software, firmware, data, databases, source code, algorithms, printed instructions, procedure manuals, operating manuals, technical manuals, technical specifications and other materials which are (1) used or to be used by SureQuest in providing to Ben E. Keith the services and goods contracted for herein or which are (2) necessary for the operation of, utilization of, understanding of, or full or efficient operation, utilization or understanding of the materials set forth in the preceding item. All software, firmware, data, and data bases shall be provided upon machine-readable magnetic media in the format used by SureQuest. The following materials shall not, however, be provided as part of the SureQuest System:

         (A) any non-proprietary materials, if the assignment to Ben E. Keith or licensing to Ben E. Keith of those materials would be a violation of any copyright, patent, trademark or other law or agreement, provided however that a written list will be provided to Keith and kept current of any materials which would be provided to Keith but for this clause and such list shall contain a sufficient description of the materials by function, name of materials, name, address and telephone number of owner or licensing agent, version or release number, and the like, sufficient for Ben E. Keith to be able to precisely identify both the materials and the owner or licensing agent thereof and provided further that this exception shall not apply to any materials in which SureQuest has any degree of ownership or proprietary interest, or

         (B) any hardware, provided, however, that a written list will be provided to Keith and kept current of the brand names, configuration and technical specifications of all computers, printers, and other data processing hardware, if any, used by SureQuest in it operations for providing services to Ben E. Keith.

The obligation of SureQuest maintain the SureQuest System in a current form shall not require updating such material more often than one time per calendar month. There shall be no obligation on the part of SureQuest to update such material which has not changed during the prior calendar month. SureQuest shall be under no obligation to provide any part of the SureQuest System to Ben E. Keith until after the first delivery of menus and supporting materials to Ben E. Keith. The SureQuest System will be delivered to Keith within NINETY (90) days after the first delivery of menus and supporting materials, and shall be delivered into the care of Keith's Data Processing Department at 601 East Seventh Street, Fort Worth, Texas 76102 (mailing address P.O. Box 2628, Fort Worth, Texas 76113). All update materials shall be provided to keith's Data Processing Department at that address or to such other address as may hereafter be provided to SureQuest by Keith. No charge will be made to Keith by SureQuest for providing or keeping current the SureQuest System.

Ben E. Keith Company is hereby granted a nonexclusive, nontransferable license for the possession of the SureQuest System, but such license shall be limited to the right to possess the SureQuest System and Ben E. Keith Company shall have no right to use the SureQuest System for any purpose (other than to verify its existence and completeness) except in the event that SureQuest fails or becomes unable at any time to fulfill its obligations under this contract or any extension or renewal hereof. In the event that SureQuest fails or becomes unable at any time to fulfill its obligations under this contract or any extension or renewal hereof (and without regard to whether such failure or inability constitutes a breach of contract), then Ben E. Keith Company may at no charge or cost to Ben E. Keith both possess and use the SureQuest System to continue to provide the services to the customers of Ben E. Keith which would have otherwise been provided by SureQuest under the terms hereof, together with such new or additional customers which Keith desires to add, renew or reinstall. Failure by SureQuest to perform the services under this agreement due to a breach by Ben E. Keith Company, does not entitle

Ben E. Keith Company to the use and continued possession of the SureQuest System. In such an event, all copies of the SureQuest System will be returned to SureQuest. Ben E. Keith will cease all use of the SureQuest System should SureQuest fully resume its obligations under the contract prior to the final expiration or termination thereof.

In the event that Ben E. Keith should, under the provisions of the preceding paragraph, become authorized hereby to use the SureQuest System, then Ben E. Keith may make such modification and alternations to and make such copies and installations of the SureQuest System as are required in the sole judgment of Ben E. Keith to enable Ben E. Keith to make efficient use of such System. Nothing in this paragraph is intended, however, to allow Ben E. Keith to transfer or assign its license to any other person, or to use the SureQuest System for any other purpose than for which it was intended under the terms of this agreement.

Upon final expiration or termination of this contract without breach or default by SureQuest, the current copy and all supporting materials which make up the SureQuest System, excluding any data which belongs to Ben E. Keith, shall be returned to SureQuest and no copies of the System shall be retained by Ben E. Keith.

NON DISCLOSURE:

Ben E. Keith and SureQuest shall at all times keep strictly confidential the proprietary business information of the other party, including without limitation item, price, and customer information provided to SureQuest by Keith and including without limitation the source code, algorithms, and other technical specifications relating to the SureQuest System provided by SureQuest to Keith. Neither Ben E. Keith nor SureQuest shall release proprietary information belonging to the other part to any person not an employee or contractor of their respective companies without the knowledge and written consent of the owner of such information.

Term of This Agreement:

This agreement will remain in force for a minimum of TWELVE (12) months and continue "open-ended" after that time. Either party may cancel this agreement by written notification given SIXTY (60) days prior to the effective date of such cancellation, but no such notice may reduce the initial term of this contract to less than TWELVE (12) months.


Submitted:                                   Accepted:


/s/ T. J. SUDDERTH  /s/ ALMA SUDDERTH        /s/ J. MICHAEL ROACH
-------------------------------------        ---------------------------
T. J. Sudderth                                      (Signature)
SureQuest Systems                                J. Michael Roach
201 Bellmeade Dr.                            ---------------------------
Garland, Texas 75040                                (Name)
                                                 Senior Vice President
                                             ---------------------------
                                                    (Title)
                                             Ben E. Keith Company
                                             P.O. Box 2628
                                             Fort Worth, Texas 76113

March 30, 1990                               March 30, 1990
--------------                               --------------
    (Date)                                       (Date)

                           [BEN E. KEITH FOODS LOGO]

BEN E. KEITH OFFERS:                         SUREQUEST SYSTEMS
                                     MENU & FOOD COST CONTROL SERVICE
                                     ================================

==================================================================================
   STANDARD MENU PLAN             FLEX MENU PLAN                CUSTOM MENU PLAN
   ------------------             --------------                ----------------
                           CYCLE CHANGED SEMI-ANNUALLY
----------------------------------------------------------------------------------
    28 DAY MENU CYCLE            28 DAY MENU CYCLE             28 DAY MENU CYCLE
  NUTRITIONAL ANALYSIS         NUTRITIONAL ANALYSIS          NUTRITIONAL ANALYSIS
      COST ANALYSIS                COST ANALYSIS                 COST ANALYSIS
 DAILY MENU GUIDES FOR        DAILY MENU GUIDES FOR         DAILY MENU GUIDES FOR
   DIET MODIFICATIONS           DIET MODIFICATIONS            DIET MODIFICATIONS
RECIPE BOOK (25/50/100)        RECIPE BOOK (CHOICE)          RECIPE BOOK (CUSTOM)

                               ------------------
                                ALLOWS CLIENT TO          ------------------------
                                    CHANGE:                 COMPLETELY CUSTOMIZED
                                   MENU ITEMS             TO CLIENT'S REQUIREMENTS
                                    RECIPES               ------------------------
                               DIET MODIFICATIONS
                               ------------------

----------------------------------------------------------------------------------
                          OPTIONAL ADDITIONAL SERVICES
----------------------------------------------------------------------------------

   MONTHLY PRINT OUTS           MONTHLY PRINT OUTS           MONTHLY PRINT OUTS
(STANDARD - SEMI-ANNUAL)     (STANDARD - SEMI-ANNUAL)     (STANDARD - SEMI-ANNUAL)

  INDIVIDUALIZED ORDER         INDIVIDUALIZED ORDER         INDIVIDUALIZED ORDER
         GUIDE                        GUIDE                        GUIDE

     INDIVIDUALIZED               INDIVIDUALIZED               INDIVIDUALIZED
    DAILY PRODUCTION             DAILY PRODUCTION             DAILY PRODUCTION
         GUIDES                       GUIDES                       GUIDES

 INCLUDE SNACKS IN MENU       INCLUDE SNACKS IN MENU       INCLUDE SNACKS IN MENU

        MENUS FOR                    MENUS FOR                    MENUS FOR
   HOLIDAYS / SPECIALS          HOLIDAYS / SPECIALS          HOLIDAYS / SPECIALS

                             ADD DIET MODIFICATIONS        ADD DIET MODIFICATIONS

==================================================================================

      SUREQUEST SYSTEMS          ALMA SUDDERTH, MS, RD
        P.O. BOX 450083               TIM SUDDERTH
     GARLAND, TEXAS 75045
(214)495-6765 OR (800)383-1999                          [SUREQUEST SYSTEMS LOGO]
==================================================================================

                           [BEN E. KEITH FOODS LOGO]

OFFERS:
                                             SUREQUEST SYSTEMS
                                     MENU & FOOD COST CONTROL SERVICE
                                     ================================

--------------------------------------------------------------------------------
     CLIENT:
                         -------------------------------------------------------
     CONTACT PERSON:
                         -------------------------------------------------------
     ADDRESS:
                         -------------------------------------------------------
     CITY, STATE, ZIP:
                         -------------------------------------------------------
     PHONE:                                                 DATE:
                         ----------------------------------       --------------
================================================================================
NUMBER OF RESIDENTS:
DIET TYPES:                                                        NUMBER FED
================================================================================

GENERAL REGULAR
--------------------------------------------------------------------------------
MECHANICAL
--------------------------------------------------------------------------------
BLAND
--------------------------------------------------------------------------------
PUREED
--------------------------------------------------------------------------------
NO ADDED SALT
--------------------------------------------------------------------------------
2 GM SODIUM
--------------------------------------------------------------------------------
LOW FAT - LOW CHOLESTEROL
--------------------------------------------------------------------------------
1000 CAL ADA
--------------------------------------------------------------------------------
1200 CAL ADA
--------------------------------------------------------------------------------
1500 CAL ADA
--------------------------------------------------------------------------------
1800 CAL ADA
--------------------------------------------------------------------------------
2000 CAL ADA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      INDICATE TYPE OF MENU PLAN & OPTIONS:

[ ] STANDARD MENU PLAN          [ ] FLEX MENU PLAN         [ ] CUSTOM MENU PLAN

[ ] Monthly Print Outs     [ ] Individualized Order Guide     [ ]  Individualized
                                                                   Daily Production Guide
[ ] Include Snacks in Menu [ ] Holidays / Specials Menus      [ ]  Additional Diet
                                                                   Modifications

                SEE ATTACHED FOR DESCRIPTIONS OF INDIVIDUAL PLANS
                        FOR ADDITIONAL INFORMATION CALL:
         JANET HENDRIX, MS, RD, LD AT BEN E. KEITH COMPANY (817)332-9171
     OR ALMA (RICE) SUDDERTH, MS, RD, LD AT SUREQUEST SYSTEMS (800)383-1999